UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 28, 2008 (April 21, 2008)

Verso Technologies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-22190	41-1484525
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		No.)

400 Galleria Parkway, Suite 200, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (678) 589-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

On April 25, 2008, each of Verso Technologies, Inc., a Minnesota corporation (the “Company”), and its subsidiaries Verso Verilink, LLC, sentitO Networks, Inc., Verso Backhaul Solutions, Inc. and Telemate.Net Software, Inc. (collectively, the “Debtors”), filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) with the United States Bankruptcy Court, Northern District of Georgia (the “Bankruptcy Court”).  The Bankruptcy Court assumed jurisdiction over the assets of the Debtors as of the date of the filing of the bankruptcy petitions.  The Company anticipates that it will be a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.  The Company also anticipates that it will file with the Bankruptcy Court, and seek its confirmation of, a plan of liquidation with respect to the Debtors’ assets.

The Company has appointed John L. Palmer of NachmanHaysBrownstein, Inc. as the chief administrative officer (“CAO”) of the Company and will seek an order from the Bankruptcy Court authorizing such appointment.  As CAO, Mr. Palmer will be empowered to, on behalf of the Company, execute, certify and file petitions under Chapter 11 and to take any and all action he deems necessary in connection with the Debtors’ Chapter 11 filing.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On April 21, 2008, the Company was notified by LV Administrative Services, Inc., administrative and collateral agent for Laurus Master Fund, Ltd., Valens Offshore SPV II, Corp. and Valens U.S. SPV I, LLC, the Company’s senior lenders (collectively, the “Senior Lenders”), that certain events of default had occurred under the Company’s revolving credit facility with the Senior Lenders and, accordingly, the Senior Lenders have accelerated the payment of all indebtedness owed by the Company to the Senior Lenders and have demanded immediate payment of such indebtedness in immediately available funds. As of April 25, 2008, the Company owes the Senior Lenders an aggregate of $6.5 million in principal amount, accrued interest and default and other fees. The Company’s indebtedness to the Senior Lenders is secured by all of the assets of the Debtors.

As a result of certain cross-default provisions, the occurrence of the events of default under the Company’s revolving credit facility have triggered events of default under the (i) Company’s 6% Senior Unsecured Convertible Debentures issued on February 4, 2005 (the “Debentures”) and (ii) that certain Loan and Security Agreement, dated as of February 13, 2003, between the Company and Clarent Corporation (“Clarent”) and that certain Secured Subordinated Promissory Note made by the Company in favor of Clarent on February 12, 2003, each as amended (together, the “Clarent Loan Agreement”).  As of April 25, 2008, the aggregate indebtedness of the Company under the Debentures and the Clarent Loan Agreement was $6.2 million and $3.0 million, respectively.

As a result of the occurrence of an event of default under the Debentures, the Company is obligated to redeem all or any portion of the Debentures as may be specified in a written notice (a “Redemption Notice”) delivered to the Company by one or more holders thereof at a price equal to 101% of the unpaid principal amount of the Debentures being redeemed plus all accrued and unpaid interest thereon.  If the Company does not redeem the Debentures within 5 business days of the redemption payment date specified in the Redemption Notice, then the unredeemed Debentures shall accrue interest at a default interest rate of 12% per annum commencing with the redemption payment date and until the redemption payment is made.

As a result of the occurrence of an event of default under the Clarent Loan Agreement, all indebtedness owned by the Company thereunder has become immediately due and payable.  The Company’s indebtedness to Clarent is secured by a security interest in the assets which the Company purchased from Clarent in February 2003, which security interest is subordinated to the security interest of the Senior Lenders.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 22, 2008, The Nasdaq Stock Market LLC (the “Nasdaq”) notified the Company that, based upon the Nasdaq’s review of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, the staff of the Nasdaq (the “Staff”) determined that the Company no longer satisfies Nasdaq Marketplace Rule 4310(c)(3) (the “Rule”) which requires that the Company have either (i) a minimum of $2,500,000 of stockholders’ equity, (ii) a $35,000,000 market value of listed securities or (iii) $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.

As a result of the Company’s noncompliance with the Rule, the Staff is reviewing the Company’s eligibility for continued listing on the Nasdaq Capital Market. To facilitate this review, the Company must provide to the Nasdaq on or before May 7, 2008, a specific plan to achieve and sustain compliance with all of the Nasdaq Stock Market’s listing requirements, including the time frame for completion of the plan. If the Staff determines that the Company’s plan does not adequately address the issues noted in the Nasdaq’s notice, then the Staff will provide written notification to the Company that its securities will be delisted.

The notice from the Nasdaq also informed the Company that Nasdaq Marketplace Rule 4803(a) requires that the Company, no later than April 28, 2008, make a public announcement through the news media which discloses receipt of the notice and the Nasdaq rules upon which it is based.  If the Company does not make the required public announcement, then trading in the Company’s common stock will be halted.

Presently, the Company has not formulated, and does not believe it will formulate by May 7, 2008, a plan to address the issues noted in the Nasdaq notice.  In addition, the Company has not made, and does not anticipate making, the public announcement required by the Nasdaq Marketplace Rule 4803(a).  Accordingly, the Company believes that trading in its common stock will be halted and that the common stock will be delisted from the Nasdaq Capital Market.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2008, E. Kenneth Greenwald resigned from his position as a director of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VERSO TECHNOLOGIES, INC.

By:	/s/ John L. Palmer
John L. Palmer, Chief Administrative Officer

Dated:  April 28, 2008